Subsidiaries of the Company

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

Subsidiary                          Percentage Owned     Jurisdiction of Incorporation
----------                          ----------------     -----------------------------

Peoples Savings Bank                      100%                  United States

Peoples Financial Services, Inc.          100%                  New Jersey

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